INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S CONSENT


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement of Pease Oil and Gas Company on Form S-3 of our report dated February 21, 1997 on our audits of the consolidated financial statements of Pease Oil and Gas Company as of December 31, 1996, and for the years ended December 31, 1996 and 1995, which report is included in the Annual Report of Pease Oil and Gas Company on Form 10-KSB.


/s/ Hein + Associates LLP
HEIN + ASSOCIATES LLP

Denver, Colorado
August 20, 1997